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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To SeraNova, Inc.:

As independent public accountants, we hereby consent to the use of our report dated March 6, 2000 (except with respect to the first two paragraphs of Note 13 as to which the date is March 14, 2000 and the third and fourth paragraphs of
Note 13 as to which the date is April 10, 2000) and to all references to our Firm included in this Registration Statement on Form S-1.


                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP

Roseland, New Jersey
April 17, 2000